                                                                     EXHIBIT 3.1

                                     BYLAWS
                                       OF
                        AMERICAN TIRE DISTRIBUTORS, INC.

                                    ARTICLE I

      1.1   REGISTERED OFFICE

      The registered office of the Corporation shall be at Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is Corporation Service Company.

      1.2   PRINCIPAL OFFICE

      The principal office of the Corporation shall be located in Charlotte, North Carolina, but the Corporation may have any number of additional offices, at such other places as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

      2.1   ANNUAL MEETING

      The annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held at such time as may be specified by resolution of the Board of Directors.

      2.2   SPECIAL MEETINGS

      Special meetings of the stockholders or of a class of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the President, by resolution of the Board of Directors, by the Secretary or by any stockholder pursuant to the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting. At a special meeting of the stockholders or of a class of stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

      2.3   TIME AND PLACE

      Meetings of the stockholders shall be held at such time and place either within or without the State of North Carolina as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

      2.4   NOTICE OF MEETINGS

      Except as otherwise provided herein, it shall be the duty of the Secretary to cause a notice of each meeting of the stockholders or of a class of stockholders of the Corporation to be mailed at least ten (10) and not sooner than sixty (60) days before the meeting, unless a different period is prescribed by law, to each stockholder entitled to vote at such meeting at his or her address as it appears upon the books of the Corporation, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is held.

      2.5   QUORUM

      At any meeting of the stockholders or of a class of stockholders, the stockholders present in person or by proxy of a majority of the outstanding shares of capital stock entitled to vote shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate of Incorporation, in which case the representation of the number of shares so required shall constitute a quorum).

      The holders of a majority of the outstanding shares of capital stock entitled to vote who are present in person or by proxy at any meeting (whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.6   ORGANIZATION AND CONDUCT OF MEETINGS

      The President shall call meetings of stockholders to order and shall act as Chairman of such meetings. In the absence of the President at any meeting, the Chairman of the Board shall act as Chairman. In the absence of the President or the Chairman of the Board at any meeting, the holders of a majority of the shares of capital stock entitled to vote present in person or by proxy at such meeting shall elect a Chairman.

      The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but, in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

      It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for the ten days preceding the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      2.7   VOTING

      Except as otherwise provided in the Certificate of Incorporation or by law, every holder of capital stock of the Corporation which is entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock registered in the name of such stockholder upon the books of the Corporation, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. All elections for directors shall be decided by a plurality of the vote of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; all other questions shall be decided by vote of the majority of shares of capital stock entitled to vote on the subject matter who are present in person or by proxy, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

      2.8   ACTION BY WRITTEN CONSENT

      Any action required to be taken at any annual or special meeting of stockholders or a class of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders or class of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of issued and outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

      3.1   GENERAL POWERS

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors or by such executive committee as the Board of Directors may establish pursuant to these bylaws, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.

      3.2   NUMBER

      The number of directors of the Corporation shall be determined from time to time by resolution adopted by the Board of Directors or by the stockholders at the annual meeting of the stockholders; provided that the minimum number of directors of the Corporation shall be three. Except as provided in Section 3.3, the directors shall be elected at the annual meeting of the stockholders and those persons receiving the highest number of votes shall be elected. Except as provided in Section 3 of this Article, each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders.

      3.3   VACANCIES, REMOVAL AND NEWLY CREATED DIRECTORSHIPS

      Vacancies occurring for any reason shall be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum. However, newly created directorships resulting from any increase in the authorized number of Directors shall be filled only by election at an annual meeting or at a special meeting of stockholders called for that purpose. Each director so chosen to fill a vacancy shall hold office until the next annual election and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided by the Certificate of Incorporation, at any special meeting of the stockholders the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, may remove any director for or without cause and may fill any vacancy caused by such removal.

      3.4   PLACE OF MEETING, ETC.

      The Board of Directors may hold its meetings and may have an office and keep the books of the Corporation (except as may be otherwise provided by law) in such place or places in the State of North Carolina or outside the State of North Carolina as the Board from time to time shall determine.

      3.5   REGULAR MEETINGS

      Regular meetings of the Board of Directors shall be held at such times and places as the Board shall determine. No notice shall be required for any regular meeting of the Board of Directors.

      3.6   SPECIAL MEETINGS

      Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President, or by any two of the directors. Notice of each such meeting shall be either delivered personally or by telephone to each director at least one day prior to the date of each such meeting, or sent by mail, telegram, telex, cable, electronic mail or like transmission to each director at least two days prior to the date of each such meeting. Each such notice shall state the time and place of the meeting but need not state the purposes thereof. Any notice given personally or by telephone shall be confirmed by mail, telegram, telex, cable, electronic mail or like transmission, which confirmation shall be sent at least one day before the meeting. Notice of any meeting of the Board need not be given to any director, however, if waived by him or her in writing or by mail, telegram, telex, cable, electronic mail or like transmission, whether before or after such meeting is held, or if he or she shall be present at such meeting, and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors then in office shall be present thereat.

      3.7   QUORUM; MANNER OF ACTING

      A quorum for the transaction of business shall consist of no fewer than a majority of the total number of directors, and except as otherwise provided in the Certificate of Incorporation or in these bylaws, the act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and no notice need be given of any such adjourned session of the meeting.

      3.8   COMPENSATION OF DIRECTORS

      The amount, if any, which each director shall be entitled to receive as compensation for his or her services as such be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board or perform special services at the instance of the Board, such director may be paid such additional compensation as the Board of Directors may from time to time determine. Each director shall be entitled to reimbursement for traveling expenses incurred by him or her in attending any meeting of the Board of Directors or of a committee of the Board. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      3.9   CONDUCT OF MEETINGS

      At all meetings of the Board of Directors business shall be transacted in such order as the Board may determine. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, a Chairman of the meeting shall be elected from the directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the directors, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

      3.10  ACTION WITHOUT MEETING

      Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if members of the Board of Directors or committee, as the case may be, whether before or after the action taken, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee.

      3.11  TELECOMMUNICATION MEETINGS

      Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                   COMMITTEES

      The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. If provision be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may at its pleasure discontinue any such committee or committees. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                    ARTICLE V

                                    OFFICERS

      5.1   OFFICERS

      The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents (who may be further classified by such descriptions as executive or senior, as determined by the Board), a Treasurer, and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also from time to time elect Assistant Treasurers and Assistant Secretaries and such other officers as the Board may deem advisable, and who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. The Chief

Executive Officer shall be a member of the Board of Directors; the other officers may, but need not, be directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

      5.2   ELECTION AND TERM

      The officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. In the event of any office becoming vacant because of removal, resignation or other reason, the Board of Directors may fill the vacancy at such time as it may determine.

      5.3   REMOVAL

      All officers, agents and employees shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the directors in office at the time. Any agent or employee other than one elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer or by the committee appointing him or her.

      5.4   AUTHORITY

      In addition to the powers and duties of the officers of the Corporation as set forth in these bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

      5.5   THE CHAIRMAN OF THE BOARD

      The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law.

      5.6   THE CHIEF EXECUTIVE OFFICER

      In the absence of the Chairman of the Board or the Vice Chairman of the Board, if any, the Chief Executive Officer shall preside at all meetings of the Board of Directors and shall do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. The Chief Executive Officer shall also, subject to the control of the Board of directors, perform any duty and exercise any power which may be performed or exercised by the President.

      5.7   THE PRESIDENT

      In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, and the Chief Executive Officer, the President shall preside at all meetings of the stockholders. The

President shall have such additional powers and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors. The President shall, subject to the control of the Board of Directors, have general and active management and control of the affairs and business of the Corporation, and shall perform all other duties and exercise all other powers commonly incident to his or her office, or which are or may at any time be authorized or required by law.

      5.8   THE VICE PRESIDENTS

      The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and Chief Executive Officer, perform the duties and exercise the powers of the President and Chief Executive Officer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      5.9   THE TREASURER

      The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer appointed by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

      5.10  THE ASSISTANT TREASURERS

      The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      5.11  THE SECRETARY

      The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders or a class of stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders or a class of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the Corporation and he or she shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature. The President or the Board of Directors may authorize any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

      5.12  THE ASSISTANT SECRETARIES

      The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      5.13  GIVING OF BOND BY OFFICERS

      Any officer of the Corporation, if required to do so by the Board of Directors, shall furnish a bond to the Corporation for the faithful performance of his or her duties, in such penalties and with such conditions and security or surety or sureties as the Board shall require.

      5.14  VOTING UPON STOCKS

      Unless otherwise ordered by the Board of Directors, the President, or any other officer of the Corporation designated by the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, or any other officer of the Corporation designated by the President, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

      5.15  COMPENSATION OF OFFICERS

      The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

                                   ARTICLE VI

       CAPITAL STOCK CERTIFICATES - TRANSFER OF STOCK - SEAL - FISCAL YEAR

      6.1   CERTIFICATES FOR SHARES

      Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      6.2   LOST, STOLEN, OR DESTROYED CERTIFICATES

      Any person claiming a stock certificate in lieu of one alleged to have been lost, stolen or destroyed shall give the Corporation or its agent an affidavit as to his or her ownership of the certificate and of the facts which go to prove that it has been lost, stolen or destroyed. If required by the Board of Directors, he or she also shall give the Corporation a bond, in such form as may be approved the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it or on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

      6.3   TRANSFER OF SHARES

      Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall cancel the older certificate, issue a new certificate to the person entitled thereto, and record the transaction upon its books.

      6.4   REGULATIONS

      The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

      6.5   FIXING OF RECORD DATES

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      6.6   CORPORATE SEAL

      The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board.

      6.7   FISCAL YEAR

      The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

      6.8   ONLY RECORD HOLDERS RECOGNIZED

      The Corporation shall be entitled to treat the holder of record of any share of capital stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by the laws of the State of Delaware.

      6.9   ADDRESSES OF STOCKHOLDERS

      It shall be the responsibility of every stockholder to notify the Corporation of his or her post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the stock ledger of the Corporation and the latest address appearing thereon shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder shall fail to notify the Corporation of his or her post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be such stockholder's post office address.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      7.1   CHECKS, NOTES, ETC.

      Checks and other orders for the payment of money shall be signed by the Treasurer or by such person or persons as the Board of Directors shall from time to time by resolution determine.

      7.2   NOTICES

      Whenever any notice is required to be given to any stockholder, director, committee member or officer, whether by statute, the Certificate of Incorporation, these By-laws or committee bylaws or otherwise, such notice, except as otherwise provided by law, may be given personally or, in the case of directors, committee members or officers, by telephone or by telegram, telex, cable or like transmission, addressed to such director, committee member or officer at his or her place of business with the Corporation, if any, or at such address as appears on the books of the Corporation; or the notice may be given in writing by mail, in a sealed wrapper, postage prepaid, addressed to such stockholder at the address as it appears on the books of the Corporation, or to such director, committee member or officer at his or her place of business with the Corporation, if any, or at such address as appears on the books of the Corporation. Any notice given by telegram, telex, cable or like transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in a post office, in a regularly maintained letter box or with a postal carrier.

      7.3   WAIVERS OF NOTICE

      Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the Corporation or a predecessor corporation or, at the Corporation's request, a director or officer of another corporation; provided, however, that the Corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the Corporation. The indemnification provided for in this Article VIII shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Corporation's obligation to provide indemnification under this Article VIII shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

      Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation that alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent's duty to the corporation or its stockholders.

      The foregoing provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

      The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was an officer or employee of the Corporation.

      To assure indemnification under this Article VIII of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation that may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Article VIII, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation that is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

                                   ARTICLE IX

                                   AMENDMENTS

      Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

      The Board of Directors hall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of stockholders or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law; (2) providing for management of the Corporation otherwise than by the Board of Directors or its executive committees; (3) increasing or decreasing the number of directors; (4) classifying and staggering the election of directors.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed his or her name this 30th day of September,2004.

      /s/ J. Michael Gaither
      ----------------------
      Secretary